Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2011

Commonwealth Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-13467

Virginia	54-1641133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

718 Grove Road

Midlothian, VA 23114

(Address of principal executive offices, including zip code)

(804) 464-1601

(Registrant’s telephone number, including area code)

601 Biotech Drive

Richmond, VA 23235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

            On March 9, 2011, Chairman of the Registrant, Bill Guo calls for an annual shareholder meeting in the end of March 2011, to elect a new Board  of  Directors, consisting only of one member, and submits his proposal of how to reorganize Commonwealth Biotechnologies Inc., from bankruptcy status, as showed in the attachment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Co Commonwealth Biotechnologies, Inc.

D Date: March 9, 2011	By:	/s/ /s/ Bill Guo __________
Ri Bill Guo, Chaiman

Attachment:

                         CBI’s Chairman Calls for Annual Shareholder Meeting

Dear Shareholders of Commonwealth Biotechnologies Inc Common Stock:

(Forward-Looking Statements: No statement made in this public letter should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.)

Commonwealth Biotechnologies Inc (“CBI”) filed Bankruptcy on January 20, 2011. As a result of this development, almost all values of your shares of CBI have lost. Is there any possibility that the company will continue as a going concern and get out of Bankruptcy quickly? Yes, it is possible. This is why I distribute this letter to call the annual shareholder meeting, and ask your support to elect the board of directors and adapt my plan of reorganization.

(1) Higher administrative expenses caused bankruptcy:

The long-time practice of CBI’s failure to generate profits, forced CBI sold its main operations of USA: CBI Services and Fairfax Identity Laboratories (“FIL”), to Bostwick Laboratories, Inc. (“Bostwick”) effective November 2, 2009. After the sale, the only income of CBI in USA’s operation is the limited rental minus the mortgage. However, CBI still kept very higher administrative expenses including the high salary payment to the Chief Operating Officer, and the high maintaining costs of a big size (seven members) of the Board of Directors.

Every member of the directors of CBI should be an expert of the business management. The elementary (ABC) knowledge as a business manager is that the administrative costs should manage at the level of the company’s affordability. Unfortunately, the CBI’s only executive officer has violated the affordability rule, breached the Shareholders’ fiduciary duty, and caused the bankruptcy.

(2) Currently CBI’s financial condition:

CBI has two main assets left: one building with 09/2009’s appraisal value of $5.9 million, located in 601 Biotech Drive, Richmond, Virginia, rented to Bostwick with monthly income of $49,498. This building is pledged to several creditors with a total secured claim of $3,081,195; among them BB&T has the highest mortgage value of $2,438,487, at a fix interests rate of 5.5% before; and the interests rate jumped to 21% after the bankruptcy filing; and another is the stock of the subsidiary of Mimotopes Pty Limited, an Austria operation, with approximate market value around $1 million, which was collateral to creditors for loans of over $480,000.

In addition, there are over $1.5 million of unsecured creditors’ claims; among them over $ 344,000 are the claims of the unpaid compensation of CEO and other directors.

(3) My reorganization plan:

I have the following CBI reorganization plan to rescue some value of CBI’s shareholders; this plan is to delay the fire sale of CBI’s building considering that the real-estate market weak:

•

To eliminate CBI officers and directors’ claims against CBI’s visible property; and these claims should be resolved by voluntarily abandon, donation or issuance of common stock;

•

To pay remaining unsecured debt partially with common stock and partially with remaining cash left after the sale of Mimotopes.

•

To refinance mortgage at a lower fixed mortgage rate.

•

To close Richmond operation, and keep all administrative expenses no more than $7,500 per month.

If we can reach these goals, we will get positive cash flow, then to look for a real growth business to merger. Our positive cash flow, NASDAQ listing history, and carry forward operating loss will bring real economy value to a growth, profitable and seeking public entity. After these steps, our shareholders will have some value recovered.

(4) Why should we eliminate CBI officers and directors’ claims against CBI’s visible property?

Following two tables listed the claims copied from CBI’s bankruptcy court filings on February 3, 2011, entitled “Summary of Schedules” made by Dr. Richard Freer; there was no Board meeting to examine the filing. It is possible that some Directors’ claims haven’t been confirmed personally.

The tables showed the Officer and Directors aggregately have over $ 344,000 value claims against CBI. Most of them are the compensation expenses happened after the operations of CBI Services and Fairfax Identity Laboratories being sold.

Table 1. Dr. Richard Freer Claims (Unsecured)
No.	Item	Amount
1	Director annual fee (Priority)	$ 11,725.00
2	Restricted Stock Earned but not Issued	$ 52,500.00
3	Wages Earned but not Paid	$ 94,294.02
4	No explanation	$ 52,500.00

	Total	$ 211,019.02

Table 2. Other Directors' Claims (Unsecured)
Name
Mark Hober	Annual fee (Priority)	$ 11,725.00
Mark Hober	Annual fee	$ 16,794.00
Mikio Taniguchi	Annual fee (Priority)	$ 11,725.00
Eric Tao	Annual fee	$ 17,000.00
James Brennan	Contract Buyout	$ 25,000.00
James D. Cuausey	Annual fee	$ 17,000.00
Marie Song	Annual fee	$ 17,000.00
S. P. Sears Jr.	Annual fee	$ 17,000.00

Total	$ 133,244.00

When a corporation officer or director made claim against the company, we not only should examine the time which the officer or director spent for the company, but also examine the executive results of his service because the officer or director of CBI has fiducially duty, and should be loyal to CBI, and put the company’s and shareholders’ interests above his own, and should take the administrative liabilities for the failure of business operation.

In the 10-K filings for the period ended December 31, 2009, Dr. Freer reminded public of his severance package valued about $0.5 million in his employment contract with CBI. However he missed two important criteria of that contract, first that contract signed when he was acting as a Chairman which ended in September 2008; secondly, the contract mentioned financial performance standard which he didn’t achieve. Because CBI consistently has operating loss, and the corporation operating scale became small, smaller and much smaller, a lot of old regulations including the officer and director compensations have failed to revise, and became unfair, unreasonable, and unaffordable.

The officers and directors can’t claim the company based on the obsolete terms of the contracts, and their claims should base on the high ethics standard as a top officer or director, and their fiducially duties, and company’s affordability. It is time for them to revise or abandon voluntarily the claims against the company which he had served proudly. The shareholders will keep in mind forever for their great help and positive contribution in the financial crisis of the company.

(5) Why Dr. Freer is not qualified as a CEO and director of CBI.

     (i) CBI has accumulated deficits over $25 million, and Mr. Freer doesn’t ever show that he has the capability to run CBI with profits despite that, he is a co-founding CBI in 1992, and has served as a director of CBI and, as the Chairman of the Board of CBI until September 2008. He assumed the role of Chief Operating Officer in 2002.

(ii) Richard J. Freer’s professional background is a Doctor in life-science, not a stock broker, and he doesn’t have much experience in engaging the business merger. Any of his existing business plans will carry an unaffordable high administrative costs of CBI. We can hire outside counsel to engage in the business merger without any front costs.

(iii) I asked Dr. Freer to resign in November 2010, he rejected. Dr. Freer controlled details of financial activities of CBI, but he never submitted any plan of how to avoid the bankruptcy to the board of directors.

    (iv) Dr. Freer’s plans for assets sales haven’t been approved by the Board of Directors. He hired and will hire, lawyers, counsel, special consultant, accounting firm, real-estate broker to expedite assets sale, which is not the best interests of CBI shareholders and unsecured debtors.

(6) Annual Shareholder meeting will be scheduled in the end of March of 2011 for determining following items:

•

To revise Article of CBI and accept minimum member of the board of directors is one;

•

To revise By-laws of CBI and accept minimum member of the board of directors is one;

•

To nominate and elect Bill Guo as the director of CBI of 2011;

•

The salary and compensation of new Director will be $1 (one dollar) per year, without any insurance coverage by CBI.

The above proposals determined by you, the shareholders, are to make the organization structure leaner, and to cut the administrative costs to the minimum. I believe that I am competitive as a director candidate for year 2011, in experience, loyalty and financial supporting to CBI and CBI’s shareholders. Anyone who wants to compete for the position is welcome as he (she) can show us the capabilities in which he (she) can bring CBI the real economy value of shareholders.

Since CBI has the financial difficulty to pay the costs of shareholder meeting, I will cover costs of this meeting. Any shareholder or ex-director has any proposal including dissent opinion with mine, may submit his (her) proposal before March 15, 2011. For costs control purpose, any other proposal is limited to 200 words, and the proposal with over 200 words will be rejected. If anyone will pay the costs by itself, the proposal may be allowed with unlimited words at my discretion.

(7) Other Miscellaneous issues:

(i) Andrew Chien, CEO of USChina Channel LLC was hired as a representative to manage the shareholder meeting. His e-mail address is uschien@uschinachnnel.net; mail address: 665 Ellsworth Avenue, New Haven, CT 06511, telephone no.: 203-5628899.

(ii) We may hire Broadridge to manage the vote process.

(8) Where you can find public information of CBI in the future:

CBI has no financial auditing since fiscal year 2009, and CBI is no longer qualified as a SEC reporting company due to Section 13 or 15(d) of the Exchange Act of 1934, as amendment. I hired Andrew Chien to file Form 8-k and Form 15 to report this public letter, and suspend our status as a SEC reporting company.

We will submit our company’s information regularly in the www.otcmarkets.com (former name: www.pinksheet.com), which is a paid service. I also will cover the expenses for public our information.

Sincerely yours,

Bill Guo

Chairman of CBI

Address: Venturepharm Towers

         No. 3 Jinzhuang, Sijiqing, Haidian District

         Beijing, China PC 100089

    Tel: 86-1088500088